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                                                                      EXHIBIT 11


                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION

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                                                                                         FOR THE YEAR ENDED
                                                                              ---------------------------------------------
                                                                               DEC. 25,         DEC. 31,         DEC. 29,
                                                                                 1994             1995             1996
                                                                              ---------------------------------------------
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PRIMARY:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                                         $  7,993,381    $ 17,760,160    $   9,496,724
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                      17,748         -75,033
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                      -215,357        -708,195
                                                                              ---------------------------------------------
     NET EARNINGS                                                             $  7,795,772    $ 16,976,932    $   9,496,724
                                                                              =============================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                              8,653,952       8,525,742        8,440,890

  PRIMARY EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                                         $       0.94    $       2.10    $        1.13
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                $       0.00    $      (0.01)
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                  $      (0.03)   $      (0.08)
                                                                              ---------------------------------------------
     NET EARNINGS                                                             $       0.91    $       2.01    $        1.13
                                                                              =============================================

FULLY DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                                         $  7,993,381    $ 17,760,160    $   9,496,724
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                      17,748         -75,033
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                      -215,357        -708,195
                                                                              ---------------------------------------------
     NET EARNINGS                                                             $  7,795,772    $ 16,976,932    $   9,496,724
                                                                              =============================================

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                                      1,391,362       2,541,375        2,541,375

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                                         $  9,384,743    $ 20,301,535    $  12,038,099
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                      17,748         -75,033
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                      -215,357        -708,195
                                                                              ---------------------------------------------
     NET EARNINGS                                                             $  9,187,134    $ 19,518,307    $  12,038,099
                                                                              =============================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                              8,653,952       8,525,742        8,447,871

     SHARES ISSUABLE UPON CONVERSION OFCONVERTIBLE
       SUBORDINATED DEBENTURES                                                   1,291,951       2,316,602        2,316,602
                                                                                 ------------------------------------------
                                                                                 9,945,903      10,842,344       10,764,473
                                                                                 ==========================================
   FULLY DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                                         $       0.94    $       1.87    $        1.12
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                $       0.00    $      (0.01)
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                  $      (0.02)   $      (0.06)
                                                                              ---------------------------------------------
     NET EARNINGS                                                             $       0.92    $       1.80    $        1.12
                                                                              =============================================

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